                                                                  EXHIBIT 10.28


                          NET LEASE AGREEMENT (OFFICE)

                               ROCKLIN, CALIFORNIA


                                     BETWEEN

                             STANFORD RANCH I, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                       AND

                      FINANCIAL PACIFIC INSURANCE COMPANY,
                            A CALIFORNIA CORPORATION


                                  JUNE 11, 1996

                                 TABLE OF CONTENTS

                                                               PAGE(S)

1.   BUILDING IMPROVEMENTS ........................................ 4
2.   PREMISES ..................................................... 9
3.   ACCEPTANCE OF PREMISES ....................................... 9
4.   TERM .........................................................10
5.   RENT .........................................................10
6.   SECURITY DEPOSIT .............................................11
7.   TAXES ........................................................11
8.   USE; LIMITATION ON USE .......................................13
9.   MAINTENANCE ..................................................15
10.  ALTERATIONS ..................................................15
11.  MECHANIC'S LIEN ..............................................16
12.  UTILITIES AND SERVICES .......................................16
13.  INDEMNITY, EXCULPATION AND INSURANCE .........................17
14.  DESTRUCTION ..................................................19
15.  CONDEMNATION .................................................23
16.  ASSIGNMENT ...................................................24
17.  DEFAULT ......................................................26
18.  SUBORDINATION; ESTOPPEL ......................................29
19.  SURRENDER OF PREMISES; HOLDING OVER ..........................30
20.  ENVIRONMENTAL PROVISIONS .....................................31
21.  OPTION TO PURCHASE ...........................................32
22.  TERMINATION RIGHTS ...........................................33
23.  FIRST RIGHT OF REFUSAL .......................................34
24.  SIGNS ........................................................35
25.  LANDLORD'S ENTRY ON PREMISES .................................35
26.  NOTICE .......................................................36


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27.  RECORDATION; QUITCLAIM DEED...................................36
28.  SALE OR TRANSFER OF PREMISES..................................36
29.  ATTORNEYS' FEES...............................................36
30.  MISCELLANEOUS PROVISIONS......................................37


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                          NET LEASE AGREEMENT (OFFICE)
                               ROCKLIN, CALIFORNIA
                             BASIC LEASE Information


Defined Terms:                      Information:

LEASE DATE:                         June 11, 1996

LANDLORD:                           Stanford Ranch I, LLC, a Delaware limited
                                    liability company
                                    Post Office Box 1200
                                    Rocklin, California 95677

TENANT: Financial Pacific Insurance Company 8583 Elder Creek Road, Suite 100 Sacramento, California 95828 (until Commencement Date)

                                    -----------------------------------------
                                    -----------------------------------------
                                    -----------------------------------------

                                    (after Commencement Date)

PREMISES:                           The Premises referred to in this Lease
                                    consist of the parcel ("LOT") known as Lot
                                    12 in Atherton Center within Stanford Ranch
                                    Rocklin, California, and the approximately
                                    25,000 square foot building ("BUILDING") to be constructed thereon in accordance with the provisions of this Lease, as shown in Exhibit A. The Building and the Land are collectively referred to as the "PREMISES."

INITIAL TERM:                       The term of this Lease shall be ten (10)
                                    years, beginning on the Commencement Date
                                    (as hereinafter defined), subject to
                                    extensions pursuant to Section 4b. of this Lease.

BASE RENT:                          Twenty Thousand and No/100ths Dollars
                                    ($20,000.00) per month, based upon Building
                                    Square Footage (as hereinafter defined) of twenty-five thousand (25,000), at $.80 per square foot per month, for years 1 through 5, inclusive, of the Initial Term. Base Rent may be adjusted in accordance with Section
                                    1h.

                                    Twenty One Thousand Two Hundred Fifty and
                                    No/100ths Dollars ($21,250.00) per month, based upon Building Square Footage of twenty-five thousand (25,000), at $.85 per square foot per month, for years 6 through 10, inclusive, of the Initial Term. Base Rent may be adjusted in accordance with
                                    Section 1h.


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TENANT'S USE:                       General office use and no other use without
                                    Landlord's prior written consent.

SECURITY DEPOSIT:                   Thirty Thousand and No/100ths Dollars
                                    ($30,000.00) or, in the alternative,
                                    an irrevocable letter of credit in such
                                    amount, upon terms and conditions reasonably acceptable to Landlord and Tenant, issued in the name of Landlord.

BROKER FOR TENANT:                  Cornish & Carey Commercial
                                    1601 Response Road, Suit 160
                                    Sacramento, California
                                    Attention:  Tom Heacox

BROKER FOR LANDLORD:                N/A


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                                LIST OF EXHIBITS


A.    Description of Premises

B.    Site Plan

C.    Agreement of Purchase and Sale

D.    Legal Description of Parcel 11

E.    Legal Description of Parcel 13


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
                               NET LEASE AGREEMENT
                                    (OFFICE)

      This Lease is made and entered into by the Landlord and Tenant referred to in the Basic Lease Information. The Basic Lease Information attached to this Lease as page 1 is hereby incorporated into this Lease by this reference.

      This Lease is intended to be a "NET NET NET" Lease and Tenant shall pay all expenses associated with maintaining and operating the Premises during the term of this Lease, including, without limitation, real estate taxes, utilities, maintenance costs, repair costs, and any insurance premiums. Under no circumstances or conditions, whether now existing or hereafter arising, or whether within or beyond the present contemplation of the parties, shall the Landlord or its successor or assigns be expected or required to make any payment of any kind whatsoever, or be under any other obligation or liability hereunder, except as herein otherwise specifically set forth.

      1.    BUILDING IMPROVEMENTS:

            a. SITE PLAN AND PRELIMINARY PLANS: Prior to the Lease Date, Landlord and Tenant have agreed upon a conceptual site plan and elevations ("SITE PLAN") for the Building, a copy of which is attached hereto as Exhibit B. Following the Lease Date, Landlord shall cause its engineer ("ENGINEER") to prepare and deliver to Tenant a set of draft preliminary plans and specifications ("PRELIMINARY PLANS"), based upon the Site Plan, setting forth the description of (i) the shell of the Building, and (ii) the space plan of the Premises and the improvements to be constructed therein, which shall include a description of the materials to be used therein, and the electrical, mechanical and HVAC systems, except as provided below, to be installed within the Building. The improvements described in subsection (ii) are referred to as the "TENANT IMPROVEMENTS."

            Landlord and Tenant agree that the Preliminary Plans shall include descriptions of the following, which improvements shall be supplied by Landlord at its sole cost and expense and shall not be within the definition of Tenant
Improvements:

                        (i)   Fire safety sprinklers;

                        (ii)  Landscaping;

                        (iii) Parking lot and striping;

                        (iv)  Electrical with power panel to Building;

                        (v)   Planter boxes with automatic irrigation;

                        (vi)  Exterior lighting with photo sensors and timers;


                        (vii) Driveways;

                        (viii) Gutters;

                        (ix)  Sidewalks;

                        (x)   Storm drains;


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                        (xi)  Base plumbing for water, sewer, drainage to the
Building;

                        (xii) Exterior windows;

                        (xiii) Three (3) exit double doors; and

                        (xiv) Fire alarms.

            Tenant shall approve or disapprove of the Preliminary Plans within twenty (20) days following Tenant's receipt of such documents by providing Landlord with written notice ("OBJECTION NOTICE") of such determination within such time period. The failure of Tenant to provide such notice, and the subsequent failure of Tenant to respond within five (5) days following receipt of a second written notice from Landlord, shall be deemed Tenant's approval of the Preliminary Plans. In the event that Tenant disapproves of the Preliminary Plans as provided herein, Landlord and Tenant shall use their good faith efforts and due diligence to resolve the matters set forth in the Objection Notice to the reasonable satisfaction of Landlord and Tenant; provided, however, if Landlord and Tenant have not resolved such matters within twenty (20) days following Landlord's receipt of the Objection Notice, such disputed matter shall be submitted to an engineer or architect, reasonably acceptable to Landlord and Tenant, who shall render a determination of such matter within five (5) days following such appointment, which determination shall be binding upon Landlord and Tenant. Upon Landlord and Tenant reaching agreement upon the Preliminary Plans, such document shall be referred to as the "APPROVED PRELIMINARY PLANS."

            b. ABOVE STANDARD BUILDING IMPROVEMENTS: Landlord acknowledges that Tenant desires certain improvements within and adjacent to the Building to be constructed by Landlord, which otherwise would be done by contractors retained by Tenant, but due to Landlord's construction of the Building in accordance with the Preliminary Plans, it is reasonable that Landlord construct such items on Tenant's behalf. Such items, collectively referred to as "ABOVE-STANDARD IMPROVEMENTS", are as follows and shall be described in greater detail in the Preliminary Plans:

                        (i)   Two (2) additional exit double doors
(approximately Four Thousand One Dollars ($4,100.00));

                        (ii) Installation, below concrete work, of conduit (one inch in diameter) for use of video surveillance equipment, at a cost of approximately Five Dollars ($5.00) per lineal foot; and

                        (iii) Concrete patio, broom finish, along the western side of the Building (size approximately fifteen feet by one hundred forty feet (15' x 140') at a cost of approximately Five Thousand Two Hundred Fifty Dollars ($5,250.00).

Landlord's cost associated with the procurement of materials, construction and installation of the Above-Standard Building Improvements shall be paid for out of the Allowance (as hereafter defined), and such cost shall be detailed in the Tenant Improvement Bid (as hereafter defined).


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            c.    ALLOWANCE: Landlord agrees to pay a maximum amount of Twenty
Two and No/100ths Dollars ($22.00) per square foot of the Building ("ALLOWANCE") for the obtaining of materials, designing work, construction and installation of the Tenant Improvements. Landlord shall cause Boomer Construction, Sierra Olympus Construction, Voit Construction, Rudolph & Sletten, Inc., Earl Construction, and Kimmel Construction to issue construction bids for the construction of the Building and Above-Standard Improvements, and in addition to such bids, shall cause the aforementioned contractors, as well as ASI Construction and Baker Construction, to issue construction bids for the Tenant Improvements. Landlord shall retain the contractor with the lowest competent bid for such construction projects, and shall provide Tenant with written notice of such selection, as well as a summary of such bids, concurrent with the delivery of the Preliminary Plans. Tenant shall have the right to cause Landlord to modify the Preliminary Plans, as they relate to the Tenant Improvements, up to three (3) times by delivery of an Objection Notice as provided in Section la to Landlord, in which case, to the extent required, Landlord shall obtain a revised construction bid from the contractor selected for such construction. The bid amount agreed upon pursuant to this Section shall be referred to as the "FINAL TENANT IMPROVEMENT COST." To the extent that the Final Tenant Improvement Cost is in excess of the Allowance ("ABOVE-ALLOWANCE AMOUNT"), prior to the commencement of construction of the Tenant Improvement, Tenant shall pay one-half (1/2) of such excess to Landlord, and the remaining one-half (1/2) of such excess shall be payable on the Commencement Date. To the extent that Landlord's actual cost relating to the construction of the Tenant Improvements is less than the Allowance, Landlord shall credit the amount of such savings against the first payment of Base Rent due following the Commencement Date.

            d. FINAL PLANS: Within sixty (60) days following agreement upon the Approved Preliminary Plans and the Final Tenant Improvement Cost, Landlord shall prepare and deliver to Tenant final plans and specifications ("FINAL PLANS") substantially in conformity with the Approved Preliminary Plans. Within fifteen (15) days after delivery of the Final Plans, Tenant shall give written notice of any changes necessary to bring the Final Plans into substantial conformity with the Approved Preliminary Plans, and Tenant shall not object to any logical refinement of the Approved Preliminary Plans or any newly arising applicable governmental laws or regulations. Failure of Tenant to deliver to Landlord written notice of such changes within the ten (10) day period, and the subsequent failure of Tenant to respond within five (5) days following receipt of a written notice from Landlord, shall be deemed approval of the Final Plans. Upon approval of the Final Plans, both parties shall endorse their approval on the Final Plans as may be necessary for filing such documents with the appropriate governmental entity for approval, which shall be the responsibility of Landlord. Upon obtaining the appropriate approvals of the Final Plan from the applicable governmental


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
entity, such document shall be referred to as the "APPROVED FINAL PLANS."

            e. COMMENCEMENT OF CONSTRUCTION: Promptly upon obtaining the Approved Final Plans, and following Landlord obtaining all requisite permits and authorizations, Landlord shall commence construction of the building shell and improvements described therein, which are collectively referred to as the "BUILDING IMPROVEMENTS," and diligently prosecute such construction to completion. Landlord, using Landlord's good faith efforts and due diligence, shall cause the Premises to be Ready for Occupancy (as hereinafter defined), excepting Punch List Items (as hereinafter defined), on or before August 1, 1997 ("COMPLETION DEADLINE"). The Completion Deadline shall be adjusted, on a day to day basis, as a result of any delays that result from Tenant failing to meet its obligations at the times required by this Lease.

            f. COMPLETION AND DELIVERY: The Premises shall be ready for occupancy ("READY FOR OCCUPANCY") when (i) construction of the Building Improvements is substantially completed in accordance with the Approved Final Plans, (ii) Landlord has obtained for the Premises any permits (temporary or final) that are legally required for Tenant's occupancy for general office purposes, but not the operation of Tenant's business, (iii) any and all parking areas to be constructed by Landlord, as set forth in the Approved Final Plans, relating to the Premises have been completed, (iv) any and all landscaping, sidewalks and other outdoor common area improvements in the Approved Final Plans have been completed, and (v) any all utility hook-ups necessary for the use of the Building are in place and are fully operational. Landlord shall deliver to Tenant a written statement certifying (a) that the Premises are Ready for Occupancy; and (b) the date of such completion. Landlord shall use its good faith efforts to give Tenant thirty (30) days prior written notice ("PRE-OCCUPANCY NOTICE") of the date when the Premises will be Ready for Occupancy.

            g. EARLY ENTRY: Tenant may, following its receipt of the Pre-Occupancy Notice, at Tenant's sole risk, enter the Premises and install trade fixtures, equipment and other tenant improvements in the Premises; provided, however, that (i) Tenant's early entry shall not unreasonably interfere with construction of the Building improvements; and (ii) all provisions of this Lease, excepting the payment of Base Rent, shall apply during such entrance. Upon Landlord's completion of the Tenant Improvements and Above-Standard Building Improvements, Tenant shall thereafter be responsible for all utility charges used at the Premises in conjunction with such pre-Commencement Date activities by Tenant.

            h. COMPLETION DEADLINE: In the event that Landlord has not caused the Premises to be Ready for Occupancy on or before the Completion Deadline, this Lease shall remain effective and the following shall apply:


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
                  (1) Upon the Commencement Date, Tenant shall be entitled to an offset against Base Rent in the amount equal to Tenant's holdover rental expense incurred by Tenant at its leased premises, located at 8583 Elder Creek Road, Suite 100, Sacramento, California 95828, as a result of Landlord's failure to have the Premises Ready for Occupancy on the Completion Deadline, provided that in no event shall such amount exceed One Hundred Thousand and No/100ths Dollars ($100,000.00). Tenant shall provide Landlord with an invoice of such expense prior to the Commencement Date, provided that delay in doing so shall not release Landlord of its obligations under this Section.

                  (2) In the event that the Premises is not Ready for Occupancy by December 31, 1997, for a period of ten (10) days thereafter, Tenant shall have the right to terminate this Lease by providing Landlord with written notice of such election, in which case this Lease shall terminate, and the parties shall have no further obligations hereunder, except for those obligations of Landlord and Tenant hereunder which expressly survive the expiration or early termination of this Lease. The failure of Tenant to deliver such notice within such time period shall be deemed a waiver of such right to terminate. For the purpose of this Lease, the Completion Deadline shall be automatically extended for any delays beyond the reasonable control of Landlord, such as acts of God, fire, earthquake, acts of a public enemy, riot, insurrection, unavailability of materials, governmental restrictions on the sale of materials or supplies or on the transportation of such materials or supplies, strike directly affecting construction or transportation of materials or supplies, shortages of materials or labor resulting from government controls, or weather conditions (collectively, "FORCE MAJEURE EVENT"). Landlord shall provide Tenant with written notice of the occurrence of any Force Majeure Event, which notice specifies the action or inaction which Landlord contends constitutes such Force Majeure Event. If Tenant has not objected to such Force Majeure Event, in writing, within five (5) business days following Tenant's receipt of such written notice from Landlord, the Force Majeure Event, as set forth in such notice, shall be deemed to have occurred. If Tenant objects to such Force Majeure Event, and such objection is not resolved within ten (10) days following Landlord's receipt of such objection, the disputed matter shall be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association ("ARBITRATION"). The cost of the Arbitration shall be paid by the non-prevailing party in accordance with Section 29.

            i. MEASUREMENT OF PREMISES AND BUILDING: The total square footage ("SQUARE FOOTAGE") of the Building as shown on the Approved Final Plans, as amended by notations reflecting the actual construction of the Building, shall be binding and conclusive on Landlord and Tenant. If the Square Footage of the Building is different that set forth in the Basic Lease Information, as determined by the preceding sentence, Landlord and Tenant shall execute a written amendment to modify the Basic


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
Lease information, as well as other modifications due to such change.

            j. REPRESENTATIVES: Landlord hereby appoints Larry Kelley as Landlord's representative to act for Landlord in all matters covered by Section
1. Tenant hereby appoints Robert Goodell as Tenant's representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Section 1 shall be related to Landlord's representative or Tenant's representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to any other employee or agent of Landlord, including Landlord's architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either Landlord or Tenant may change its representative at any time by written notice to the other.

            k. CONDITION OF CONSTRUCTION: As of the Commencement Date, Landlord represents and warrants that the Building and the Tenant Improvements, to the extent that such were constructed by or caused to be constructed by Landlord, are in compliance with all applicable laws, statutes and ordinances, which includes ADA (as hereinafter defined), and shall be in good working order and repair.

      2. PREMISES: This Lease shall be effective as of the date of execution hereof by Landlord and Tenant. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions contained herein the Premises.

      3. ACCEPTANCE OF PREMISES: Excepting Punch List Items, if any, Tenant's taking possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good condition and constructed in accordance with the provisions of this Lease and that Tenant agrees to accept the same in its condition existing as of the date of such entry, excepting latent defects, which shall remain the responsibility of Landlord. Within thirty (30) days after the Tenant takes possession of the Premises, Tenant shall deliver to Landlord a list of items ("PUNCH LIST ITEMS") that Tenant reasonably deems that Landlord complete or correct in order for the Premises to be reasonably acceptable. Following Landlord's receipt of the Punch List Items, Landlord shall complete and/or correct such items set forth on the Punch List Items using its good faith efforts and due diligence within thirty (30) days following Landlord's receipt of such document. If Tenant does not deliver the Punch List Items to Landlord within such time period, Tenant shall be deemed to have accepted the condition of the Premises. Landlord shall use its reasonable efforts to not unreasonably interfere with Tenant's use of the Premises as a result of such repair work.


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      4.    TERM:

            a. Initial Term: This Lease shall be effective as of the date of execution hereof by Landlord and Tenant. The Initial Term of this Lease shall commence (i) on the date the Premises is Ready for Occupancy, or (ii) the first day of business operation in the Premises by Tenant, whichever is first to occur ("COMMENCEMENT DATE"), and shall expire on the last day of the one hundred twenty (120th) full month following the Commencement Date ("EXPIRATION DATE"), unless earlier terminated in accordance with the provisions of this Agreement. The time period between the Commencement Date and the Expiration Date shall be referred to as the "INITIAL TERM."

            b. OPTION TO EXTEND TERM: Tenant is given the option to extend the Initial Term on all the provisions contained in this Lease, except for Base Rent, for two (2) consecutive five (5) year periods ("EXTENDED TERMS") following the expiration of the Initial Term or Extended Term, as applicable, by giving written notice of exercise of the option ("OPTION NOTICE") to Landlord at least one hundred twenty (120) days prior to the expiration of the Initial Term or an Extended Term, as applicable. Provided that, if Tenant is in default on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if Tenant is in default on the date any Extended Term is to commence, such Extended Term shall not commence and this Lease shall expire at the end of the term then in effect, unless, in either of the foregoing cases, Tenant cures the applicable defaults within the notice and cure periods provided herein. Tenant shall have no other right to extend the term beyond the two (2) Extended Terms. Base Rent for the (i) first (1st) Extended Term shall be the amount of ninety cents ($.90) per Square Foot of the Building, and (ii) second (2nd) Extended Term shall be the amount of ninety-five cents ($.95) per Square Foot of the Building.

      5.    RENT:

            a. BASE RENT: Tenant shall pay to Landlord the Base Rent without deduction, setoff, prior notice, or demand, in advance on or before the first
(1st) day of each month, commencing on the Commencement Date, and continuing during the Initial Term and any Extended Terms, if applicable. Base Rent for the first month, or portion of it, shall be paid upon execution of this Lease, which amount shall be prorated at the rate of one thirtieth (1/30) of the Base Rent per day for any partial month. All rent shall be paid to Landlord at the address to which notices to Landlord are given. Landlord acknowledges that prior to the Lease Date, Tenant has paid Landlord the amount of Fifty Thousand and No/100ths Dollars ($50,000.00), which amount shall be applied by Landlord as Base Rent the first (1st) month following the Commencement Date. The balance of such Fifty Thousand and No/100ths Dollars ($50,000.00) payment, shall be held by Landlord as the "SECURITY DEPOSIT," or if Tenant utilizes the letter of credit for the Security Deposit described in the


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
Basic Lease Information, such balance shall be credited to next payment of Base Rent due and payable.

            b. LATE CHARGE: If Tenant fails to make any payment of Base Rent when due, or other charges, within thirty (30) days after receipt of an invoice (which describes in reasonable detail the basis for such requested payment) from Landlord, and such default is not cured within ten (10) days following such due date, Landlord and Tenant agree that it would be impracticable or extremely difficult to fix the actual damage to Landlord resulting from nonpayment and the collection efforts of Landlord necessitated thereby. Therefore, Landlord and Tenant estimate that such damage shall be five percent (5.00%) of the amount in default, and Tenant shall pay as additional rent, that sum, in addition to all other sums owing. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

      6. SECURITY DEPOSIT: Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the full and faithful performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord may use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damages which Landlord may suffer by reason of Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord as provided in this Section so as to maintain the Security Deposit in the sum specified. Tenant's failure to forthwith remit to Landlord an amount in cash sufficient to restore the Security Deposit to the original sum deposited with thirty (30) days after receipt of such demand from Landlord shall constitute an event of default under the terms of this Lease. At the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary to remedy Tenant's default, to repair damages to the Premises caused by Tenant, or to clean the Premises upon such termination, as soon as practicable thereafter. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord. If Landlord sells its interest in the Premises, Landlord may deliver the Security Deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

      7.    TAXES:

            a. PERSONAL PROPERTY TAXES: Tenant shall pay before delinquency all taxes, assessments, license fees, and charges (collectively, "TAXES") that are levied and assessed against Tenant's business or Tenant's personal property installed or located in or on the Premises, and that become payable during the Initial Term or Extended Terms, if applicable. Upon written demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

            b. REAL PROPERTY TAXES: Tenant shall pay, directly to the appropriate taxing authority, before delinquency all real property taxes, general and special assessments, bonds and other assessments (collectively, "REAL PROPERTY TAXES") levied and assessed against the Premises.

                  (1) Landlord shall notify Tenant of the Real Property Taxes following receipt of the tax bill shall furnish Tenant with a copy of the tax bill. Tenant shall pay the Real Property Taxes semiannually not later than ten
(10) days (i) after receipt of the tax bill, or (ii) prior to the delinquency date, whichever is later.

                  (2) Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Initial Term.

                  (3) Tenant, at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Real Property Taxes that are to be paid by Tenant.

                        (a) Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

                        (b) If Tenant does not pay the Real Property Taxes when due and Tenant seeks a reduction or contests them as provided in this Paragraph, before the commencement of the proceeding or contest, Tenant shall furnish to Landlord a surety bond issued by an insurance company suitable to Landlord and qualified to do business in California. The amount of the bond shall equal one hundred twenty-five percent (125%) of the total amount of Real Property Taxes in dispute. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

                        (c) Notwithstanding the definition of Real Property Taxes, in the event that Landlord conveys its interest in the Premises to a third party, constituting a "change of ownership" pursuant to the California Real Estate Tax, resulting in a reassessment of the Premises by the taxing authorities, for the purpose of calculating the incremental increases in the Real Property Taxes as a result of such change of ownership, the value of the Premises shall not be in excess of:
(i) Two Million, Eight Hundred Thousand and No/100ths Dollars ($2,800,000.00) if such change of ownership occurs during the first five (5) years following the Commencement Date; or (ii) Three Million and No/100ths Dollars ($3,000,000.00) if such change of ownership occurs during the second five (5) years following the Commencement Date. Landlord shall be responsible for any excess Real Property Taxes resulting from such change of ownership above the threshold amounts established in this Section.

                  (4) Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord, or any municipal, county, state, or federal estate, succession, inheritance, or transfer taxes of Landlord. If at any time during the Initial Term or Extended Terms, if applicable, the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Landlord a tax, fee, or excise on (1) rents, (2) the square footage of the Premises, (3) the act of entering into this Lease, or (4) the occupancy of Tenant, or levies or assesses against Landlord any other tax, fee, or excise, as a direct substitution in whole or in part for, but not in addition to, any Real Property Taxes, Tenant shall pay, before delinquency such amount, which for the purpose of this Lease shall be within the definition of Real Property Tax.


      8.    USE; LIMITATION ON USE:

            a. USE: Tenant shall use the Premises for the Tenant's Use and for no other use or purpose, without the prior written consent of Landlord. Tenant shall comply with all the requirements of all easements, cross easements, joint maintenance obligations and similar matters applicable to the Premises which are in effect or may become effective with any governmental agency or private party. Landlord represents and warrants that no such matters, to the extent imposed by Landlord, shall have an adverse effect in any material respect on the use of the Premises and associated parking, ingress and egress, for general office purposes. Tenant shall be responsible for obtaining all appropriate operating licenses necessary for the Tenant's Use.

            b. LIMITATIONS ON USE: Tenant's Use of the Premises shall be in accordance with the following:

                  (1) Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises, or any part thereof or any of its contents. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay the Landlord within ten (10) days before the date Landlord is obligated to pay a premium on the insurance, or within ten (10) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity on the Premises as permitted in this Lease, whichever date is later, the sum equal to the difference between the original premium and the increased premium.

                  (2) Following the Commencement Date, and subject to Landlord's representation set forth in Section 1(j) and 3, Tenant shall, at Tenant's sole expense, comply with all present and future laws, rules, requirements, ordinances, orders, directions and regulations of any state, municipal, or other governmental or lawful authority affecting the Premises or appurtenances thereto, which includes, but is not limited to, the Americans with Disabilities Act of 1990 (42 U.S.C. 12101 et seq.) ("ADA") (collectively, "APPLICABLE LAWS"); and, subject to Landlord's representation in Section 1(j) and 3, Tenant shall, at Tenant's sole expense, make such alterations and additions to the Premises as may be required to comply with all Applicable Laws; and Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any Applicable Laws. The judgment of any court of competent jurisdiction or the admission by Tenant in any action, whether Landlord be a party thereto or not, that Tenant has violated any Applicable Law shall be conclusive of the fact of Tenant's default under this Paragraph. If Landlord is subjected to any loss or liability as a result of Tenant's failure to comply with any Applicable Laws, the same shall be subject to Tenant's indemnification obligations hereunder.

                  (3) Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to owners or occupants of adjacent properties. Tenant shall not use the Premises for the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto adjacent properties.

                  (4) Tenant shall not do anything on the Premises that will cause damage to the Premises. The Premises shall not be overloaded. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake the Premises, excepting customary office equipment used in conjunction with general use (e.g. copy machines, phone systems, computers, "KACHUNGADA," office apparatus and similar machines).

                  (5) Tenant shall not store, use or permit to be used in or about the Premises any Hazardous Materials (as hereinafter defined), other than office supplies and typical cleaning materials containing Hazardous Materials which are customarily for general office use. Tenant shall comply, at its expense, with all federal, state and local statues or regulations concerning Hazardous Materials.

      9. MAINTENANCE: Tenant, at its sole cost, shall keep in first class order, condition and repair, maintain the Premises and every part thereof, interior and exterior, roof, and all adjacent sidewalks, landscaping, driveways, parking lots and signs located within or adjacent to the Premises and shall make all replacements necessary to keep the Premises in such condition. All repairs and replacements shall be of a quality equal to or exceeding that of the original. Tenant shall do all acts necessary to comply with all Applicable Laws. Landlord shall not have any responsibility to maintain the Premises, provided that Landlord shall remain responsible for the repair of (i) the structure and foundation of the Building, to the extent such damage was not caused by Tenant, its employees, agents, contractors, or invitees, and (ii) any latent defects to the Building, to the extent constructed by Landlord, its agents, employees or contractors. Tenant waives the provisions of Civil Code Sections 1941 and 1942, and any amendment or successor statutes thereto, with respect to Landlord's obligations for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs from rent. Should Tenant fail to make these repairs and replacements or otherwise to maintain the Premises for a period of thirty (30) days after written demand by Landlord, or should Tenant commence or fail to complete, any repainting, repairs or replacements within a reasonable time after written demand by Landlord, Landlord may make the same without liability to Tenant for any loss or damage that may occur to Tenant's business, except any resulting from the gross negligent or intentional acts or omissions of Landlord, and Tenant shall pay to Landlord the costs incurred by Landlord in making such repairs or replacements together with interest thereon at the maximum rate permitted by law from the date of commencement of the work until repaid. Tenant shall contract with a service company licensed and experienced in servicing HVAC equipment and approved by Landlord for regular maintenance and replacement, if required by Landlord, of the HVAC equipment serving the Premises. The cost of the contract and any required replacements or repairs shall be paid by Tenant.

      10.   ALTERATIONS:

            a. LANDLORD CONSENT REQUIRED: Tenant shall not make any alterations to the Premises without Landlord's prior written consent. Notwithstanding the foregoing, Tenant shall be entitled to make nonstructural internal modifications to the Building, which do not effect the base electrical or mechanical systems of the Building, without the prior written consent of Landlord, which are not in excess of Twenty Five Thousand and No/100ths Dollars ($25,000.00) during any year within the Initial Term, or Extended Term, as applicable. Any alterations made shall comply with Applicable Law and shall remain on and be surrendered with the Premises on expiration or termination of the Initial Term or Extended Term, if applicable, except that Landlord can elect at the time Tenant seeks Landlord's approval of the alterations, to require Tenant to remove any alterations that Tenant has made to the Premises. If Landlord so elects, Tenant, at its cost, shall restore the Premises to the condition designated by Landlord in its election before the last day of the Initial Term or Extended Term, if applicable, or within thirty (30) days after notice of election is given, whichever is later.

            b. NOTICE: If Tenant makes any alterations to the Premises as provided in this Section, the alterations shall not be commenced until ten (10) days after Landlord has received written notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility.

            c. TRADE FIXTURES: Tenant may install fixtures, machinery or other equipment. Except for items belonging to Landlord, Tenant may remove any of such trade fixtures or equipment upon the termination of this Lease; provided that Tenant is not in default under the terms and conditions of this Lease.

      11.   MECHANIC'S LIEN:

            a. TENANT PAYS CONSTRUCTION COSTS: Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises which construction is beyond the scope of construction to be performed by Landlord pursuant to Section 1. Tenant shall keep the Premises free and clear of all mechanics' liens resulting from construction done by or for Tenant.

            b. LIEN RELEASE BOND: Tenant shall have the right to contest the correctness or the validity of any such lien, if immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half (1-1/2) times the amount of the lien. The bond shall meet the requirements of Civil Code Section 3143, and any amendment or successor statute thereto, and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit if recovered in the action.)

      12.   UTILITIES AND SERVICES:

      Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, water, telephone service, and trash collection, and for all connection charges. Landlord shall not be liable for any failure or interruption of any utility service being furnished to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease. Notwithstanding the preceding sentence, in the event that the cause of such failure or interruption in gas, electricity, water or telephone service to the Premises was a result of an act taken by Landlord, its agents, employees, contractors or subcontractors, and Landlord, using its good faith efforts and due diligence, does not reestablish such utility service within two (2) business days following Landlord's receipt of written notice from Tenant, Tenant shall be entitled to an abatement of

Base Rent from the date of such failure or interruption until such utility service is restored.

      13.   INDEMNITY, EXCULPATION AND INSURANCE:

            a. WAIVER OF LIABILITY: Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord, its partners, officers, trustees, affiliates, directors, shareholders, employees, contractors, agents and representatives (collectively, "AFFILIATES") for any injury or damage to any person or property occurring or incurred in connection with or in any way relating to the Premises from any cause. Without limiting the foregoing, neither Landlord nor any of its Affiliates shall be liable for and there shall be no abatement of rent for (i) any damage to Tenant's property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of visitors to the Premises or from any other cause whatsoever, or (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Premises. Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, loss of profits, loss of income or any other form of consequential damage. Tenant shall give prompt notice to Landlord in the event of (a) the occurrence of a fire or accident in the Premises, or (b) the discovery of any defect therein or in the fixtures or equipment thereof. Notwithstanding any other provision of this Lease to the contrary, Tenant waives any claims based on damage or injury resulting from Landlord's failure to police or provide security for the Premises.

            b. INDEMNIFICATION: Tenant shall indemnify, defend (with legal counsel selected by Landlord and consented to by Tenant), protect and hold Landlord and the Premises harmless from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, interest and liabilities, including, without limitation, reasonable attorneys' fees, resulting from Tenant's use of the Premises, or for any injury or damage to any person or property whatsoever arising out of or in connection with this Lease, the Premises or Tenant's and/or its patrons' activities in the Premises, including, without limitation, when such injury or damage has been caused in whole or in part by the act, negligence, fault or omission of Tenant, its agents, servants, contractors, employees, representatives, licenses, patrons or invitees. Without limiting the foregoing, Tenant shall reimburse Landlord for all expenses, damages and fines incurred or suffered by Landlord by reason of any breach, violation or non-performance by Tenant, its agents, servants, or employees, of any covenant of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Premises, or by the installation or removal of furniture or other property, or by reason of carelessness, negligence or improper conduct of Tenant or its agents, employees, or servants in the use or occupancy of the Premises. Nothing contained in this Section 13 shall obligate Tenant to indemnify Landlord against Landlord's own gross negligence or willful acts. The provisions of this Section 13 shall survive the expiration or earlier termination of this Lease.

            c. PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE: Tenant at its cost shall maintain public liability and property damage insurance with a One Million and No/100ths Dollar ($1,000,000.00) public liability and property damage insurance policy, plus a Five Million and No/100ths Dollars ($5,000,000.00) public liability and property damage umbrella policy, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the Premises. All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 12. Both parties shall be named as additional insureds, and the policy shall contain cross-liability endorsements, (if commercially available).

            d. TENANT'S FIRE INSURANCE: Tenant at its cost shall maintain on all Tenant Improvements and alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of full replacement value, with a replacement cost endorsement. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of any Tenant Improvements or any alterations that may have been made to the Premises by Tenant.

            e. FIRE INSURANCE ON BUILDING AND OTHER IMPROVEMENTS: Tenant shall maintain on the building and other improvements that are a part of the Premises a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of full replacement value, with a replacement cost endorsement. The insurance policy shall be issued in the names of Landlord and Tenant as their interests appear. The insurance policy shall provide that any proceeds shall be made payable to Landlord. Tenant's obligation to pay the insurance costs shall be prorated for any partial year following the Commencement Date or as of the Termination Date. The proceeds from any such policy shall be used by Tenant for the reconstruction of any improvements which are damaged by the insurable destruction.

            f. WAIVER OF SUBROGATION: The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried or required to be carried pursuant to this Lease by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against and actually paid upon under any insurance policy required by this Lease.

            g. OTHER INSURANCE MATTERS: ALL the insurance required under this Lease shall:

                  (1) Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an A + 3A status as rated in the most recent edition of Best's Insurance Reports, or Financial Pacific Insurance Company, a California corporation, if acceptable to Landlord's lender or any purchaser of the Premises.

                  (2)   Be issued as a primary policy.

                  (3) Contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy.

                  (4) Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at the Commencement Date, and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

      14.   DESTRUCTION:

            a. DESTRUCTION DUE TO RISK COVERED BY INSURANCE: If, during the Initial Term or Extended Term, if applicable, the Premises are totally or partially destroyed from a risk covered by the insurance described in Section 13, rendering the Premises totally or partially inaccessible or unusable, Tenant, at its cost, shall restore the Premises to substantially the same condition as they were in immediately before the destruction, whether or not the insurance proceeds are sufficient to cover the actual cost of restoration. Such destruction shall not terminate this Lease. If the existing laws do not permit the restoration, following Tenant's exhaustion of all applicable appeal rights, either party can terminate this Lease immediately by giving written notice to the other party, in which case this Lease shall be deemed terminated as of the date of delivery of such notice.

            b. DESTRUCTION DUE TO RISK NOT COVERED BY INSURANCE: If, during the Initial Term or Extended Term, if applicable, the Premises are totally or partially destroyed from a risk not covered by the insurance described in
Section 13, rendering the Premises totally or partially inaccessible or unusable, subject to subsections (1), (2) and (3) below, Tenant shall restore the Premises to substantially the same condition as they were in immediately before the destruction. Such destruction shall not terminate this Lease. If the existing laws do not permit restoration, following Tenant's exhaustion of all applicable appeal rights, either party can terminate this Lease immediately by giving notice to the other party, in which case this Lease shall be deemed terminated as of the date of delivery of such notice.

                  (1) If the cost of restoration exceeds twenty percent (20.00%) of the then replacement value of the Premises destroyed and is not an insured loss, Tenant can elect to terminate this Lease by giving notice to Landlord within fifteen (15) days after determining the restoration cost and replacement value, which determination shall be made within thirty (30) days after the date of the damage and acceptable to Landlord.

                  (2) If Tenant elects to terminate this Lease as provided above, Landlord, within fifteen (15) days after receiving Tenant's notice to terminate, can elect to pay to Tenant, at the time Landlord notifies Tenant of its election, the difference between twenty percent (20.00%) of the then replacement value of the Premises destroyed and the actual cost of restoration, in which case Tenant shall restore the Premises. Tenant shall give Landlord satisfactory evidence that all sums contributed by Landlord as provided in this Paragraph have been expended by Tenant in paying the cost of restoration.

                  (3) If Tenant elects to terminate this Lease, and Landlord does not elect to contribute toward the cost of restoration as provided in this Paragraph, this Lease shall terminate as of the date of Tenant's delivery of its notice to terminate.

            c. DESTRUCTION DURING LAST TWELVE MONTHS: Regardless of any contrary provision in this Lease, if the Building is damaged or destroyed by any cause to the extent of more than thirty percent (30.00%) of its insurable value during the last twelve (12) months of the Initial Term, or Extended Terms, as applicable, Tenant may, at Tenant's sole option, terminate the Lease by written notice delivered to Landlord within forty-five (45) days of such damage or destruction, which termination shall become effective on the date of delivery of such notice. In the event of a termination of the Lease pursuant to this Section, Tenant shall pay to Landlord all insurance proceeds received by Tenant as a result of such damage or destruction.

            d.    TENANT'S RESTORATION OF PREMISES:

                  (1) If, during the Initial Term or Extended Term, if applicable, the Premises are destroyed from a risk covered by the insurance described in Section 13, and the total amount of loss does not exceed Fifty Thousand and No/100ths Dollars ($50,000.00), Tenant shall make the loss adjustment with the insurance company insuring the loss. The proceeds shall be paid directly to Tenant for the sole purpose of making the restoration of the Premises.

                  (2) If, during the Initial Term or Extended Term, if applicable, the Premises are destroyed from a risk covered by the insurance described in Section 13, and the total amount of loss exceeds Fifty Thousand and No/100ths Dollars ($50,000.00), Tenant shall make the loss adjustment with the insurance company insuring the loss and on receipt of the proceeds shall immediately pay them to an insurance trustee selected by Landlord ("INSURANCE TRUSTEE"). If the Premises are destroyed from a risk not covered by the insurance described in Section 12, and Tenant has the obligation to restore the Premises, both parties shall deposit with the Insurance Trustee their respective contributions toward the cost of restoration. All sums deposited with the Insurance Trustee shall be held for the following purposes and the Insurance Trustee shall have the following powers and duties:

                        (a) The sums shall be paid in installments by the Insurance Trustee to the contractor retained by Tenant, who is acceptable to Landlord, which approval shall not be unreasonably withheld, as construction progresses for payment of the cost of restoration. A ten percent (10.00%) retention fund shall be established that will be paid to the contractor on completion of restoration, payment of all costs, expiration of all applicable lien periods, and proof that the Premises are free of all mechanics, liens and lienable claims.

                        (b) Payments shall be made on presentation of certificates or vouchers from the architect or engineer retained by Tenant showing the amount due. If the Insurance Trustee, in its reasonable discretion, determines that the certificates or vouchers are being improperly approved by the architect or engineer retained by Tenant, the Insurance Trustee shall have the right to appoint an architect or an engineer to supervise construction and to make payments on certificates or vouchers approved by the architect or engineer retained by the Insurance Trustee. The reasonable expenses and charges of the architect or engineer retained by the Insurance Trustee shall be paid by the Insurance Trustee out of the trust fund.

                        (c) If the sums held by the Insurance Trustee are not sufficient to pay the actual cost of restoration, Tenant shall deposit the amount of the deficiency with the Insurance Trustee within twenty (20) days after request by the Insurance Trustee indicating the amount of the deficiency.

                        (d) Any sums not disbursed by the Insurance Trustee after restoration has been completed and final payment has been made to Tenant's contractor shall be delivered within fifteen (15) days (after demand made by either party on the Insurance Trustee) as follows:

                              (i)   First, to Landlord to the extent of
Landlord's contribution to the fund;

                              (ii)  Next, to Tenant to the extent of Tenant's
contribution to the fund; and

                              (iii) The balance, if any, to Tenant.

                        (e) All actual costs and charges of the Insurance Trustee shall be paid by Tenant.

                        (f) If the Insurance Trustee resigns or for any reason is unwilling to act or continue to act, Landlord shall substitute a new trustee in the place of the designated Insurance Trustee. The new trustee must be an institutional lender or title company doing business in the area of the Premises.

                        (g) Both parties shall promptly execute all documents and perform all acts reasonably required by the Insurance Trustee to perform its obligation under this Paragraph.

            e. PROCEDURE FOR RESTORING PREMISES: Within thirty (30) days after the date that Tenant is obligated to commence to restore the Premises, Tenant at its cost shall prepare final plans and specifications and working drawings complying with applicable laws that will be necessary for restoration of the Premises. The plans and specifications and working drawings must be approved by Landlord. Landlord shall have thirty (30) days after receipt of the plans and specifications and working drawings to either approve or disapprove the plans and specifications and working drawings and return them to Tenant. If Landlord disapproves the plans and specifications and working drawings, Landlord shall notify Tenant of its objections and Landlord's proposed solution to each objection. Tenant acknowledges that the plans and specifications and working drawings shall be subject to approval of the appropriate government bodies and Franchisor and that they will be prepared in such a manner as to obtain that approval.

      The restoration of the Premises shall be accomplished as follows:

                  (1) Tenant shall complete the restoration within one hundred twenty (120) working days after final plans and specifications and working drawings have been approved by the appropriate government bodies and all required permits have been obtained (subject to a reasonable extension for delays resulting from causes beyond Tenant's reasonable control).

                  (2) Tenant shall retain a licensed contractor, which contractor shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld.

                  (3) Tenant shall notify Landlord of the date of commencement of the restoration not later than five (5) days before commencement of the restoration to enable Landlord to post and record notices of nonresponsibility.

                  (4) Tenant shall accomplish the restoration in a manner that will cause the least inconvenience, annoyance, and disruption.

                  (5) On completion of the restoration, Tenant shall immediately record a notice of completion in the county in which the Premises are located.

            f. ABATEMENT OF RENT: In case of destruction, there shall be no abatement or reduction of rent.

            g. WAIVER OF CIVIL CODE SECTIONS: Tenant waives the provisions of Civil Code Sections 1932(2) and 1933(4), and any amendment or successor statute thereto, with respect to any destruction of the Premises.

      15.   CONDEMNATION:

            a.    DEFINITIONS:

                  (1) "CONDEMNATION" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  (2) "DATE OF TAKING" means the date the condemnor has the right to possession of the property being condemned.

                  (3) "AWARD" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

                  (4) "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

            b. PARTIES' RIGHTS AND OBLIGATIONS TO BE GOVERNED BY LEASE: If, during the Initial Term or Extended Term, if applicable, there is any taking of all or any part of the Premises or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined pursuant to this Section.

            c. TOTAL TAKING: If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

            d. PARTIAL TAKING: If any portion of the Premises is taken by condemnation, this Lease shall remain in effect; except that Tenant can elect to terminate this Lease if thirty percent (30.00%) or more of the total square footage in the Building, or fifteen percent (15.00%) of parking for the Premises (rendering the Tenant's Use in violation with applicable laws, statutes or ordinances) is taken, or if as a result of such condemnation, Tenant is prevented from continuing Tenant's Use on the Premises due to applicable ordinances of governmental entities or agencies having jurisdiction over the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate pursuant to this Paragraph by giving written notice to Landlord within thirty (30) days after the nature and the extent of the taking have been finally determined. If Tenant elects to terminate this Lease as provided in this Paragraph, Tenant also shall notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If Tenant does not terminate this Lease within the thirty (30) day period, this Lease shall continue in full force and effect, except that Base Rent shall be abated as provided in this Section 15.

                  (1) EFFECT ON RENT: If any portion of the Building or parking is taken by condemnation and this Lease remains in full force and effect, on the date of taking the Base Rent shall be reduced by an amount that is in the same ratio to Base Rent as the total number of square feet in the Building taken, or no longer usable due to loss of parking, bears to the total number of square feet in the Building immediately before the date of taking.

                  (2) WAIVER: Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the Premises.

                  (3) RESTORATION OF PREMISES: If there is a partial taking of the Premises or parking and this Lease remains in full force and effect, Tenant, at its cost, shall accomplish all necessary restoration.

                  (4) ABATEMENT OF RENT: Rent, shall be abated or reduced during the period from the date of taking until the completion of restoration, but all other obligations of Tenant under this Lease shall remain in full force and effect. The abatement or reduction of rent shall be based on the extent to which the restoration unreasonably interferes with Tenant's use of the Building.

            e. AWARD-DISTRIBUTION: The award shall belong to and be paid to Landlord, except that Tenant shall receive directly from the condemning authority an amount attributable to alterations made to the Premises by Tenant in accordance with this Lease, which alterations Tenant has the right to remove from the Premises pursuant to the provisions of this Lease but elects not to remove; or, if Tenant elects to remove any such Tenant's improvements or costs not to exceed the market value of such alterations. Any award by the condemnor specifically for the loss of Tenant's business shall belong to Tenant.

      16.   ASSIGNMENT:

            a.    PROHIBITION AGAINST VOLUNTARY ASSIGNMENT, SUBLETTING, AND
ENCUMBERING: Tenant shall not assign or hypothecate this Lease or any interest herein (by operation of law or otherwise) or sublet the Premises or any part hereof, or permit the use of the Premises by any party other than Tenant without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may assign this Lease to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from merger or consolidation with Tenant, or to any person or entity which acquires all of the assets as a going concern of the business of Tenant that is being conducted on the Premises, without the prior consent of Landlord, provided that such assignment or sublease shall in no way release Tenant from any liability under this Lease.

                  (1) PROCEDURE: In the event that Tenant should desire to sublet the Premises or any part thereof, or assign this Lease, Tenant shall provide Landlord with written notice of such desire at least twenty (20) days in advance of the effective date of such subletting or assignment. Such notice shall include (i) the name of the proposed subtenant or assignee; (ii) the nature of business to be conducted by the proposed subtenant or assignee in the Premises; (iii) the terms and conditions of the proposed assignment or sublease; and (iv) the current financial statements of the proposed subtenant or assignee. Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment, provided that (1) the proposed subtenant or assignee is engaged in a business which, and the Premises shall be used in a manner which, is consistent with the permissible use set forth in this Lease; (2) the proposed subtenant or assignee is a reputable party of reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable proof thereof; and (3) Tenant is not in default hereunder at the time it makes its request for such consent. No assignment of Tenant's interest in this Lease shall relieve Tenant from its obligations pursuant to the provisions of this Lease.

                  (2) EXCESS RENT: Fifty percent (50.00%) of all rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, and fifty percent (50.00%) of any sums to be paid by an assignee to Tenant on consideration of the assignment of this Lease shall be paid to Landlord.

                  (3) PAYMENT OF ATTORNEYS' FEES: If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord's reasonable attorneys' fees incurred in connection with each such request, not to exceed One Thousand and No/100ths Dollars ($1,000.00).

            b. INVOLUNTARY ASSIGNMENT: No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

                  (1) BANKRUPTCY: It Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt party; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

                  (2) ATTACHMENT: If a writ of attachment or execution is levied on this Lease; or

                  (3) RECEIVER: If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises.

      An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. If a writ of attachment or execution is levied on this Lease, Tenant shall have twenty (20) days in which to cause the attachment or execution to be removed. If any involuntary proceeding in bankruptcy is brought against Tenant, or if a receiver is appointed, Tenant shall have sixty (60) days in which to have the involuntary proceeding dismissed or the receiver removed.

      17.   DEFAULT:

            a. TENANT'S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

                  (1) The abandonment or vacation of the Premises by Tenant (failure to occupy and operate the Premises for sixty (60) consecutive days shall be deemed an abandonment).

                  (2) The failure by Tenant to make any payment of Base Rent or any other payment required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of five (5) days after the due date.

                  (3) Tenant's failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in subparagraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30)-day period and thereafter diligently prosecutes such cure to completion.

                  (4) The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days, or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

                  (5) The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligation under this Lease.

                  (6) Without the prior written consent of Landlord, which shall not be unreasonably withheld, selling, leasing, assigning, encumbering, hypothecating, transferring, or otherwise disposing of all or substantially all of the Tenant's assets.

      b. REMEDIES FOR TENANT'S DEFAULT: In the event of Tenant's default, Landlord may:

                  (1) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

                        (a) the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus

                        (b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                        (c) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided; plus

                        (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease); plus

                        (e) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

            As used in Subsections (a) and (b) above, the "WORTH AT THE TIME OF THE AWARD" shall be computed by allowing interest at the lesser of ten percent (10.00%) per annum, or the maximum rate permitted by law per annum. As used in Subsection (c) above, the "WORTH AT THE TIME OF AWARD" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1.00%).

                  (2) Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including, without limitation, brokers, commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

                  (3) Cause a receiver to be appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.

                  (4) Cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of ten percent (10.00%) per annum, or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.

            The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors' rights generally. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any proceeding breach other than a failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

      18.   SUBORDINATION; ESTOPPEL:

            a. SUBORDINATION: This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Tenant. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.

            b. ATTORNMENT: In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure and sale and recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute any documents required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be. If Tenant fails to execute and deliver any such documents or instruments as required hereunder, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver any such documents or instruments.

            c. Notwithstanding Section 18a, Landlord agrees that Tenant's obligations to subordinate under this Section 18 to any existing or future ground lease, mortgage, or deed of trust shall be conditioned upon Tenant's receipt of a non-disturbance agreement from the holder of such encumbrance (which party is referred to for the purposes of this Section as the "SUPERIOR LIENOR"). Such non-disturbance agreement shall provide, at a minimum, that (i) Tenant's possession, and all other rights hereunder, of the Premises shall not be interfered with following a foreclosure, provided Tenant is not in default beyond any applicable cure periods, and (ii) upon the payment of the amounts required to be paid pursuant to Section 21 of this Lease, concurrent with the sale of the Premises to Tenant in accordance with Section 21, such Superior Lienor shall release the Premises from such encumbrances. Landlord's obligation with respect to such a non-disturbance agreement shall be limited to obtaining the non-disturbance agreement in such form as the Superior Lienor generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that non-disturbance directly with the Superior Lienor. Tenant agrees to use its good faith efforts to reach agreement with the Superior Lienor upon acceptable terms and conditions of a nondisturbance agreement. Landlord shall obtain such nondisturbance agreement from any Superior Lienor holding an existing encumbrance as of the Lease Date within forty-five (45) days following the Lease Date.

            d. ESTOPPEL: Either party shall, within ten (10) days after written notice from the other party, execute and deliver to requesting party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of Base Rent, the date to which the rent has been paid in advance, the amount of any security deposit or prepaid rent and any other information reasonably requested by the requesting party. Failure to deliver the certificate within the ten (10) days shall be conclusive that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

      19.   SURRENDER OF PREMISES; HOLDING OVER:

            a. SURRENDER OF PREMISES: On expiration or ten (10) days after termination of the Initial Term or Extended Term, if applicable, Tenant shall surrender to Landlord the Premises and all Tenant's improvements and alterations in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant and destruction to the Premises as provided in this Lease), except for alterations that Tenant has the right to remove or is obligated to remove as provided in this Lease. Tenant shall remove all its personal property within the above stated time. Tenant shall perform all restoration made necessary by removal of any alterations or Tenant's personal property within the time periods stated in this Section.

                  (1) Landlord can elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the Premises on expiration or termination of the Initial Term or Extended Term, if applicable, as allowed or required by this Lease by giving at least ten (10) days' notice to Tenant. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the ten
(10) day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations or Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing and disposing of any alterations or Tenant's personal property.

                  (2) If Tenant fails to surrender the Premises to Landlord on expiration or ten (10) days after termination of the term as required by this Article, Tenant shall indemnify, defend and hold Landlord harmless from all claims, damages and liabilities resulting from Tenant's failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

            b. HOLDING OVER: If Tenant remains in possession of the Premises after expiration or termination of the Initial Term or Extended Term, if applicable, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay an amount equal to one hundred twenty-five percent (125.00%) of the rent required by this Lease. Except as provided in this Section, all provisions of this Lease, except those pertaining to term and option to extend, shall apply to the month-to-month tenancy.

      20.   ENVIRONMENTAL PROVISIONS:

            a. TENANT INDEMNITY: Tenant shall indemnify, defend and hold harmless Landlord, its employees, agents, contractors, licensees, invitees, customers, successors and assigns from and against any and all losses, costs, claims, damages, liabilities and causes of action (including attorneys' fees) directly or indirectly arising out of or in any way connected with the presence, use, generation, manufacture, storage, disposal, transportation or release of Hazardous Materials on, under or about the Premises, including the soils and groundwaters thereof, caused or authorized by Tenant, including, without limitation, the cost of any required or necessary repair, clean-up, remediation or detoxification of Hazardous Materials and the preparation of any closure, remedial action or other required plans; provided, however, that Tenant shall be under no obligation under this Section 20(a) with respect to any Hazardous Materials that (i) were or under the Premises, including the soils and groundwater thereof, prior to the Commencement Date, (ii) came upon or migrated to the Premises, including the soils and groundwater thereof, from the land adjacent to the Premises and not owned or controlled by Tenant, or (iii) results from the acts or negligence of Landlord, its agents, employees, contractors or subcontractors. For the purposes of this Lease,

"HAZARDOUS MATERIALS" shall mean any petroleum based product, flammable explosives, asbestos, urea formaldehyde, contamination or polluting materials, substances or wastes or any other substances presently or hereafter defined as "hazardous substances", "hazardous materials", "hazardous waste", "toxic substances" or "toxic waste" under any federal, state or local statute, ordinance, rule or regulation relating to industrial hygiene or to the environmental conditions on, under or about the Premises, including the soil or groundwater conditions thereof. Tenant's obligations under the foregoing indemnity shall survive the termination of this Lease.

            b. LANDLORD INDEMNITY: To the best of Landlord's actual current knowledge, except as disclosed by that certain environmental report-Phase I ("ENVIRONMENTAL REPORT") delivered by Landlord to Tenant prior to the Lease Date, as of the Lease Date, the Lot does not contain any Hazardous Materials. Landlord shall, subject to the provisions of this Lease, indemnify, defend and hold harmless Tenant, its employees, agents, contractors, licensees, invitees, customers, successors and assigns, from and against any and all losses, costs, claims, damages, liabilities and causes of action (including attorneys' fees) arising out of or in any way connected with the presence, use, generation, manufacture, storage, disposal, transportation, or release of Hazardous Materials on, under or about the Premises prior to the Commencement Date caused by Landlord, its agents, employees, contractors or subcontractors, including, without limitation, the cost of any required or necessary repair, clean-up, remediation or detoxification of Hazardous Materials and the preparation of any closure, remedial action or other required plan, to the extent required by applicable law. Landlord's obligations under the foregoing indemnity shall survive the termination of this Lease.

      21. OPTION TO PURCHASE: In addition to all other rights that Tenant has under this Lease to use and occupy the Premises during the Term, Landlord grants Tenant an option ("OPTION") to purchase the Premises on the following terms and conditions:

            a. OPTION TERM: This Option may only be exercised by Tenant (which specifically excludes any assignee of Tenant in accordance with the provisions of this Lease) during the Initial Term ("OPTION TERM"). If Tenant does not exercise the Option during the Option Term, Landlord shall be released from all obligations under this Option, and all of Tenant's rights under this Option, legal or equitable, shall cease.

            b. TRANSFERABILITY OF OPTION: This Option may be assigned only with the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. The Option granted under this Lease is personal to Tenant and may not be separated from or transferred independently from the Lease.

            c. EXERCISE OF OPTION: The Option may be exercised by delivery of a written notice ("EXERCISE NOTICE") to Landlord prior to the expiration of the Option Term. It is a condition to the effectiveness of Tenant's exercise of the Option that Tenant not then be in monetary default under the Lease beyond any applicable cure period. If Tenant is in default under this Lease beyond any applicable cure period at the time Tenant gives the Exercise Notice, the Exercise Notice shall be void. Simultaneously with Tenant's delivery of the Exercise Notice, Tenant shall execute and deliver to Landlord, the Agreement of Purchase and Sale ("PURCHASE AGREEMENT") which shall be in the form of Exhibit C. The "PURCHASE PRICE" (as defined in the Purchase Agreement) for the Premises for (i) the first five (5) years of the Initial Term is the amount of Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00), and (ii) the final five (5) years of the Initial Term is the amount of Two Million Seven Hundred Fifty Thousand and No/100ths Dollars ($2,750,000.00); provided that in the event that Landlord conveys fee title in the Premises to any unrelated third party during the Initial Term, the Purchase Price for the Premises for (1) the first five (5) years of the Initial Term shall be increased to Two Million Eight Hundred Thousand and No/100ths Dollars ($2,800,000.00), and (2) the second five (5) years of the Initial Term shall be increased to Three Million and No/100ths Dollars ($3,000,000.00). The date of the "CLOSE OF ESCROW" (as defined in the Purchase Agreement) shall be determinative of the Purchase Price. Within ten (10) days following Landlord's receipt of the Purchase Agreement, provided that the Option is effective pursuant to this Section, Landlord shall execute the Purchase Agreement and return an original thereof to Tenant, and such document shall control the purchase and sale transaction regarding the Premises. The Purchase Agreement shall not be effective for any purpose unless Tenant timely and effectively exercises the Option. To the extent of any inconsistencies between the provisions of the Purchase Agreement and the Option, the provisions of the Option shall prevail.

            d. NOTICES: The Exercise Notice shall be delivered to Landlord in accordance with the notice requirements set forth in this Lease.

            e. EFFECT OF EXERCISE: In the event that Tenant elects to exercise the Option and thereafter does not acquire fee title to the Premises for any reason, this Lease shall remain effective and in full force.

      22. TERMINATION RIGHTS: Provided that Tenant is not in default under the terms and conditions of this Lease beyond any applicable cure period, Tenant shall have the right to terminate this Lease on the last day of the months set forth below following the Commencement Date by delivering written notice of such election to Landlord at least ninety (90) days prior to the last day of the corresponding month. In the event that Tenant makes such election, as a condition precedent to the effectiveness of the termination of this Lease, Tenant shall pay Landlord the corresponding "TERMINATION FEE" set forth below, which amount is in addition to any other amount which may be owing at such time by Tenant. Provided that Tenant has complied with the provisions of this Section, this Lease shall terminate, on the last day of the year that such election was made, and the parties shall have no further obligations hereunder except (i) for those obligations of Landlord and Tenant hereunder which expressly survive the expiration or early termination of the Lease; and (ii) that Landlord shall return to Tenant the unused portion of Security Deposit in accordance with the provisions of this Lease.

Month following
Commencement Date                    Termination Fee
-----------------                    ---------------

Month 60                             24 months of the current Base Rent
Month 72                             20 months of the current Base Rent
Month 84                             16 months of the current Base Rent
Month 96                             12 months of the current Base Rent
Month 108                            8 months of the current Base Rent

      23.   FIRST RIGHT OF REFUSAL:

            a. Landlord is the owner of two (2) separate parcels, adjacent to the Premises, referred to as "PARCEL 11" and "PARCEL 13," which described in Exhibit D and Exhibit E, respectively, attached hereto. At any time during the Initial Term or Extended Term, if applicable, provided that Tenant is not in default under the provisions of this Lease beyond any applicable notice and cure periods, Landlord and Tenant hereby agree that Tenant shall have the first right of refusal to purchase ("FIRST RIGHT OF REFUSAL") Parcel 11 and/or Parcel 13 from Landlord the terms and conditions set forth in this Section.

            b. Landlord shall give Tenant written notice ("OFFER NOTICE") of any bona fide offer to purchase Parcel 11 and/or Parcel 13 that Landlord intends to accept, which notice shall advise Tenant of the terms and conditions of such offer to purchase. On or before 5:00 p.m. on the date which is five (5) days following Tenant's receipt of the Offer Notice, Tenant shall notify Landlord in writing whether it elects to purchase Parcel 11 and/or Parcel 13, as applicable, upon the exact terms and conditions set forth in the Offer Notice. If Tenant fails to respond in writing to such Offer Notice within the specified time period, or elects not to exercise its First of Right of Refusal, Buyer's First Right of Refusal shall terminate and Buyer shall have no further rights under this Section; provided, however, that if the transaction described in the Offer Notice does not close, and Seller thereafter elects to accept an additional offer to purchase Parcel 11 and/or Parcel 13, as applicable, the provisions of this Section shall apply. Landlord makes no representation or warranty regarding its efforts, if any, to sell Parcel 11 and/or Parcel 13.

            c. For the purpose of this Section, Tenant's "FIRST RIGHT OF REFUSAL" shall also be applicable to any offer in which Landlord is willing to accept with regard to a build-to-suit lease transaction on Parcel 11 and/or Parcel 13, as applicable; provided, however, in such situation, if Tenant elects to exercise its First Right of Refusal by delivery of an Offer

Notice as provided in Subsection (b) above, such election shall be to be purchase Parcel 11 and/or Parcel 13, as applicable, at a cost of Three and 50/100ths Dollars ($3.50) per square foot, increased at a rate of three and one-half percent (3.50%) per annum, commencing as of the Lease Date, payable in cash, and closing forty-five (45) days following Landlord's receipt of Tenant's election to exercise the First Right of Refusal. If Tenant makes such election
(i) Landlord shall not be obligated to construct the intended facility, and (ii) Landlord and Tenant shall enter into purchase and sale documentation incorporating the provisions of this Section within ten (10) days following Tenant's election of the First Right of Refusal which purchase and sale documentation shall be consistent with the Purchase Agreement, to the extent applicable.

      24.   SIGNS:

      Tenant shall have the right to place its business sign on the Premises, provided such sign is in compliance with the applicable ordinances of all appropriate governmental agencies, the design guidelines of Atherton Center, Tenant obtains the prior written approval of Landlord regarding the sign, which approval shall not be unreasonably withheld, and that such signage complies with the CC&Rs (as hereinafter defined). Tenant shall be responsible for the cost of maintenance and repair of such signage during the term of this Lease and the removal of such signage upon the expiration or earlier termination of such term.

      25. LANDLORD'S ENTRY ON PREMISES: Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times during business hours with reasonable advance notice for any of the following purposes:

            a. To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease;

            b. To do any necessary maintenance or repair and to make any restoration to the Premises that Landlord has the right or the obligation to perform pursuant to the provisions of this Lease;

            c. To serve, post, or keep posted any notices required or allowed under the provisions of this Lease;

            d. To post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last three (3) months of the terms;

            e. To show the Premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange or purchase, at any time during the Initial Term or Extended Term, if applicable.

            Landlord shall conduct its activities on the Premises as allowed in this Article in a manner that will cause the least possible inconvenience, annoyance, or disturbance to Tenant.

      26.   NOTICE:

            Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by certified mail, return receipt requested. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth in this Lease. Either party may change its address by notifying the other party in writing of the change of address. Notice shall be deemed communicated within seventy-two (72) hours from the time of mailing if mailed as provided in this Article.

      27.   RECORDATION; QUITCLAIM DEED:

            This Lease or a memorandum hereof shall not be recorded. Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

      28.   SALE OR TRANSFER OF PREMISES:

            If Landlord sells or transfers all or any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease.

      29.   ATTORNEYS' FEES:

            If Tenant or Landlord shall be in breach or default under this Lease, such party (the "DEFAULTING PARTY") shall reimburse the other party (the "NON-DEFAULTING PARTY") upon demand for any costs or expenses that the Non-Defaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys, fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord.

      30.   MISCELLANEOUS PROVISIONS:

            a. CC&RS: Tenant agrees to comply with the provisions of any and all covenants, conditions and restrictions (collectively, "CC&RS"), which encumber the Premises as of the Lease Date, and any amendments, additions or modifications thereto in which Tenant has been provided written notice of by Landlord. The CC&Rs and any amendments, additions or modifications thereto shall not adversely affect the Tenant's use of the Premises for general office purposes.

            b. TIME OF ESSENCE: Time is of the essence of each provision of this Lease.

            c. CORPORATE AUTHORITY: If Tenant is a corporation, Tenant shall deliver to the other party on execution of this Lease a certified copy of a resolution of Tenant's board of directors authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of the corporation.

            d. SUCCESSORS: This Lease shall be binding on and inure to the benefit of the parties and their successors.

            e. REAL ESTATE BROKERS: Each party represents that it has not had dealing with any real estate broker, finder, or other person, with respect to this Lease in any manner, except as set forth in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder, or other person, with whom the other party has or purportedly has dealt.

            f. EXHIBITS: All exhibits referred to are attached to this Lease and incorporated herein by reference.

            g. CALIFORNIA LAW: This Lease shall be construed and interpreted in accordance with the laws of the State of California.

            h. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

            i. EXECUTION: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

            j. WAIVER OF CALIFORNIA CODE SECTIONS: Notwithstanding any other provision of this Lease and in addition to any waivers which may be contained in this Lease, Tenant waives the provisions of Civil Code Section 1932(2) and 1933(4) with respect to the destruction of the Premises; Civil Code Sections 1932(l), 1941 and 1942 with respect to Landlord's repair duties and Tenant's right of repair; and Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises for public or quasi-public use by statute, by right of imminent domain, or by purchase in lieu of imminent domain; and any right of redemption or reinstatement of Tenant under any present of future case law or statutory provision (including Code of Civil Procedure Section 473, 1174(c) and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the premises for any reason. This waiver applies to future statutes enacted in addition or in substitution to the statue specified herein, and this waiver shall apply even though Tenant may be the subject of a voluntary or involuntary petition in bankruptcy.

            k. PROVISIONS ARE COVENANTS AND CONDITIONS: All provisions, whether covenants or conditions, on the part of Tenant and Landlord, shall be deemed to be both covenants and conditions.

            l. SINGULAR AND PLURAL: When required by the context of this Lease, the singular shall include the plural.

            m. JOINT AND SEVERAL OBLIGATIONS: "PARTY" shall mean Landlord and Tenant; and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

            n. SEVERABILITY: The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

            o. CAPTIONS: The captions of this Lease shall have no effect on its interpretation.

            p. NEGATION OF PARTNERSHIP: Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

            q. MORTGAGEE PROTECTION CLAUSE: Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of lease, or otherwise) of the addresses of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, provided such mortgagees and/or trust deed holders commence such cure within thirty (30) days and diligently pursue the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

            r. TENANT FINANCING: Tenant shall not mortgage or encumber the leasehold estate created by this Lease without Landlord's prior consultation, review and consent. Landlord may give or withhold such consent in Landlord's reasonable discretion. Tenant acknowledges that fixtures and equipment incorporated in or affixed to the Premises, to the extent paid for by the Allowance, constitute real property improvements to be surrendered upon termination of the Lease.

            s. LIMITATION ON LIABILITY: In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (1) Tenant's sole and exclusive recourse shall be against Landlord's interest in the Premises. Tenant shall not have any right to satisfy any judgment which it may have against Landlord from any other assets of Landlord; (2) No partner, stockholder, director, officer, employee or beneficiary or trustee (collectively, "Partner") of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); (3) No service of process shall be made against any Partner of Landlord (except as may be necessary to secure jurisdiction over Landlord); (4) No Partner of Landlord shall be required to answer or otherwise plead to any service of process; (5) No judgment will be taken against any Partner of Landlord; (6) Any judgment taken against any Partner of Landlord may be vacated and set aside at any time nunc pro tunc; (7) No writ of execution will ever be levied against the assets of any Partner of Landlord; and (8) These covenants and agreements are enforceable both by Landlord and also by any Partner of Landlord.

            t. MODIFICATION FOR LENDER: If, in connection with obtaining construction, interim or permanent financing for the

Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

            u.    ACCORD AND SATISFACTION; APPLICATION OF DELINQUENT PAYMENTS:
No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. No endorsement on any check nor any letter accompanying any check or payment of rent or partial payment thereof, shall prevent Landlord from treating such payment as on account of the earliest delinquent sum owed Landlord, and Tenant waives the benefit of any contrary court decision or statute (including, without limitation, Civil Code Section 1479).

            v. NO CONSTRUCTION AGAINST DRAFTER: The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. If the parties delete any provision appearing in the original draft of this Lease, this Lease will be interpreted as if the deleted language were never a part of this Lease.

            w. INDEPENDENT COVENANTS: Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant is a separate and independent covenant of Tenant, and not dependent on the performance of Landlord's obligations hereunder.

            x. ENTIRE AGREEMENT: The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Lease constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Lease.

            y. FINANCIAL STATEMENTS: In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord is true and correct. If Tenant requests in writing, Landlord shall enter into a confidentiality agreement concerning the materials described in this Section in a form reasonably acceptable to Landlord and Tenant.

            z. CONSENTS: Except as expressly provided in this Lease, any consent or approval requested under this Lease by either Tenant or Landlord shall be granted or withheld in such party's reasonable discretion.

            aa.   PRELIMINARY REPORT: Prior to the Lease Date, Landlord has
provided Tenant with a preliminary report concerning the Lot which sets forth all matters encumbering such real property discovered by the issuer of such report, which report establishes that Landlord holds fee title to the Lot.

LANDLORD:                               TENANT:

STANFORD RANCH I, LLC,                  FINANCIAL PACIFIC INSURANCE
a Delaware limited liability            COMPANY, a California
company                                 corporation


By: /s/ LARRY D. KELLEY                 By: /s/  [SIG]
    -------------------------------         -------------------------------
        Larry  D. Kelley

Its: President                          Its: [not legible]

Date: June 18, 1996                     Date: June 18, 1996
      -----------------------------           -----------------------------

Address:                                Address:
      Stanford Ranch I, LLC                   8585 [not legible] Road
      3715 Atherton Road                      Sacramento, CA 95828
      Rocklin, California 95765

                                    EXHIBIT A


THAT CERTAIN REAL PROPERTY SITUATED IN THE STATE OF CALIFORNIA, CITY OF ROCKLIN, COUNTY OF PLACER, DESCRIBED AS FOLLOWS:

                                    EXHIBIT B
                                    SITE PLAN

                                    EXHIBIT C

                         AGREEMENT OF PURCHASE AND SALE


      This Agreement of Purchase and Sale ("AGREEMENT"), dated for reference
purposes only        , 19  , is entered into by and between STANFORD RANCH I,
LLC, a Delaware limited liability company ("SELLER"), and FINANCIAL PACIFIC INSURANCE COMPANY, a California corporation ("BUYER").


                                    RECITALS

      A. Seller is the owner of certain real property ("REAL PROPERTY"), located in Rocklin ("CITY"), Placer County ("COUNTY"), California ("STATE"), also known as Assessor's Parcel Number ____________.

      B. The Real Property has constructed thereon a certain building, containing approximately twenty-five thousand (25,000) gross square feet ("IMPROVEMENTS"). The Real Property and Improvements are collectively referred to as the "PROPERTY."

      C. Buyer, as tenant, and Seller, as Landlord, prior to the Effective Date, have entered into a certain Net Lease Agreement ("LEASE") dated _______, pursuant to which Buyer and Seller have entered into this Agreement.

      D. Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property pursuant to the provisions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                                    AGREEMENT

      1. Purchase and Sale. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Property on the terms and subject to the conditions set forth in this Agreement. For the purposes of this Agreement, the date which the last party executes this Agreement and delivers it to the other party shall hereinafter be referred to as the "EFFECTIVE DATE."

      2.    Purchase Price. The purchase price ("PURCHASE PRICE") for the
Property shall be         Dollars ($      ) (to be determined pursuant to
Section 21 of the Lease).

      3. Payment of Purchase Price. On or before the Close of Escrow, Buyer shall deposit with Escrow Holder the remaining portion of the Purchase Price, in immediately available funds, which shall be paid to Seller at Close of Escrow.

      4.    Escrow.

            (a) Opening of Escrow. Within two (2) days following the Effective Date, Buyer shall open an escrow ("ESCROW") with Escrow Holder. Buyer and Seller agree to execute and deliver to Escrow Holder, in a timely manner, all escrow instructions necessary to consummate the transaction contemplated by this Agreement. Any such instructions shall not conflict with, amend or supersede any portion of this Agreement. If there is any inconsistency between such instructions and this Agreement, this Agreement shall control.

            (b) Close of Escrow. For purposes of this Agreement, "CLOSE OF ESCROW" shall be defined as the date that the Grant Deed (as hereinafter defined) is recorded in the Official Records of the County. The Close of Escrow shall occur within thirty (30) days following the Effective Date ("OUTSIDE DATE"), unless extended by the mutual written consent of the parties.

      5. Conditions of Title. It shall be a condition to the Close of Escrow and a covenant of Seller that title to the Property be conveyed to Buyer by Seller by a Grant Deed, which shall be in the form customarily used by Escrow Holder in the County ("GRANT DEED"), subject only to (a) a lien to secure payment of real estate taxes, not yet due and payable; (b) the lien of supplemental taxes, not yet due and payable; (c) exceptions which are approved and/or accepted by Buyer in writing in accordance with this Agreement; (d) the CC&Rs (as defined in the Lease); and (e) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property (collectively, "APPROVED CONDITIONS OF TITLE").

      6.    Conditions to Close of Escrow.

            (a) Conditions to Buyer's Obligations. The Close of Escrow and Buyer's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (or Buyer's written waiver thereof) which are for Buyer's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

                  (i) Title. Buyer shall have the right to approve any and all matters of and exceptions to title of the Property, including the legal description, as disclosed by the following documents and instruments (collectively, "TITLE DOCUMENTS"): (A) a Preliminary Report ("PRELIMINARY REPORT") issued by Escrow Holder with respect to the Property and all matters referenced therein; and (B) legible copies of all documents, whether recorded or unrecorded, referred to in such Preliminary Report. Buyer shall cause Escrow Holder to deliver the Title Documents to Buyer and Seller within five (5) calendar days following the Effective Date. Buyer shall have ten (10) calendar days following its receipt of the Title Documents to give Seller and

Escrow Holder written notice ("BUYER'S TITLE NOTICE") of Buyer's approval or disapproval, which shall be made in Buyer's sole and absolute discretion, of the legal description and every item or exception disclosed by the Title Documents. The failure of Buyer to give Buyer's Title Notice to Seller within the specified time period shall be deemed Buyer's disapproval of title to the Property, in which case the Agreement shall be canceled pursuant to the provisions of this Section. In the event that Buyer's Title Notice disapproves of any matter of title shown in the Title Documents, Seller shall, within five (5) calendar days after Buyer's Title Notice is received by Seller, give Buyer written notice ("SELLER'S TITLE NOTICE") of those disapproved title matters, if any, which Seller is unable or unwilling to have eliminated from title to the Property by Close of Escrow. In the event that Seller is unable to remove all of the title matters objected to by Buyer in Buyer's Title Notice, Buyer shall have three (3) calendar days from receipt of Seller's Title Notice to notify Seller in writing that either (1) Buyer is willing to purchase the Property subject to such disapproved exceptions, or (2) Buyer elects to cancel this transaction. Failure of Buyer to take either one of the actions described in Subsection (1) or (2) above shall be deemed to be Buyer's election to take the action described in Subsection (2) above. In the event this Agreement is canceled or deemed canceled pursuant to this Section, except as otherwise provided herein, the parties shall have no further obligations under this Agreement, and all monies delivered to Escrow Holder by Buyer shall immediately be returned to Buyer.

                  (ii) Title Insurance. As of the Close of Escrow, Title Company (as hereinafter defined) shall have issued or shall have committed to issue the Title Policy (as hereinafter defined) to Buyer.

                  (iii) Seller's Obligations. As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

            (b) Conditions to Seller's Obligations. The Close of Escrow and Seller's obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Seller's waiver thereof) which are for Seller's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

                  (i) Buyer's Obligations. As of the Close of Escrow, Buyer shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Buyer.

                  (ii) Buyer's Representations. As of the Close of Escrow, all representations and warranties made by Buyer to Seller in this Agreement shall be true and correct as of the Close of Escrow.

                  (iii) Outside Date. The Close of Escrow shall occur on or before the Outside Date.

            (c)   Failure of Condition to Close of Escrow. Except as provided in
Section 6(a) or 6(b), in the event any of the conditions set forth in Section 6(a) or 6(b) are not timely satisfied or waived by the appropriate benefitted party, for a reason other than the default of Buyer or Seller, this Agreement shall terminate, and all other monies delivered to Escrow Holder by Buyer shall be immediately be returned to Buyer, and, except as otherwise provided herein, the parties shall have no further obligations hereunder.

      7. Deposits By Seller. Unless otherwise provided in this Section, at least one (1) business day prior to the Close of Escrow, Seller shall deposit with Escrow Holder the following documents:

            (a) Grant Deed. The Grant Deed, duly executed and acknowledged in recordable form by Seller, conveying fee title to the Property.

            (b) FIRPTA Certificate. A certification, acceptable to Escrow Holder and duly executed by Seller under penalty of perjury setting forth Seller's address and federal tax identification number in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445, as may be amended, of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

            (c) California Franchise Tax Withholding. Evidence satisfactory to Buyer and Escrow Holder that Seller is exempt from the provisions of the withholding requirements of the California Revenue and Taxation Code, as amended, and that neither Buyer nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant to such provisions.

      8. Deposits By Buyer. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder the required funds which are to be applied towards the payment of the Purchase Price.

      9. Issuance of Title Insurance. At the Close of Escrow, Escrow Holder's title insurer ("TITLE COMPANY"), shall issue to Buyer its standard form California Land Title Association ("CLTA") Owner's Policy of Title Insurance showing fee title to the Property vested in Buyer subject only to the Approved Conditions of Title ("TITLE POLICY"). The Title Policy shall be issued with liability in an amount equal to the Purchase Price. Seller shall pay for the expense of the Title Policy. If Buyer elects to have Title Company issue its American Land Title Association ("ALTA") Owner's Policy of Title Insurance, Buyer shall pay for the expense of such ALTA premium increment, any endorsement thereto and any survey costs.

      10. Costs and Expenses. Except as otherwise specified in this Agreement, Seller and Buyer shall equally divide (a) all escrow fees and costs; (b) any document recording charges; and (c) documentary transfer tax charged by the County and any other transfer tax charged by the City. All other costs and expense of escrow and title shall be shared pursuant to the custom in the County. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.

      11.   Prorations.

            (a) Revenues. Rentals, revenues, and other income, if any, from the Property, which includes the Lease, affecting the Property shall be prorated as of 11:59 p.m. on the day following the Close of Escrow.

            (b) Taxes/Assessments. All non-delinquent real estate taxes on the Property shall be prorated as of 11:59 p.m. on the day following the Close of Escrow based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Close of Escrow, then the current year's taxes shall be deemed to be one hundred two percent (102%) of the amount of the previous year's tax bill for the Property. All delinquent taxes and all assessments, if any, on the Property shall be paid at the Close of Escrow from funds accruing to Seller.

            (c) Other Expenses. All other expenses for the Property shall be prorated as of 11:59 p.m. on the day following to the Close of Escrow between the parties based upon the latest available information.

            (d) Corrections. If any errors or omissions are made regarding adjustments and prorations as set forth herein, the parties shall make the appropriate corrections promptly upon discovery thereof. If any estimates are made at the Close of Escrow regarding adjustments or prorations, the party shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

      12. Condition and Inspection of Property. Seller makes no representation or warranty regarding the condition of the Property, its past use, or its suitability for Buyer's intended use, and the Property is sold AS-IS, WHERE-IS, WITH ALL FAULTS, AND THERE IS NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE CONDITION OF THE PROPERTY. Buyer is relying solely upon its own independent inspection, investigation, and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, any and all matters concerning the condition, use and/or sale of the Property.

      13. Liquidated Damage. BUYER RECOGNIZES THAT THE PROPERTY WILL BE REMOVED BY THE SELLER FROM THE MARKET DURING THE EXISTENCE OF THIS AGREEMENT, AND THAT IF THIS AGREEMENT IS NOT


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
CONSUMMATED BECAUSE OF BUYER'S DEFAULT, IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF THE DETRIMENT TO SELLER. THE PARTIES HAVE DETERMINED AND AGREED THAT THE ACTUAL AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER AS A RESULT OF ANY SUCH DEFAULT IS DIFFICULT OR IMPRACTICABLE TO DETERMINE AS OF THE DATE OF THIS AGREEMENT AND THAT THE MOUNT OF FIFTY THOUSAND AND NO/100THS DOLLARS ($50,000.00) IS A REASONABLE ESTIMATE OF THE AMOUNT OF SUCH DAMAGES. FOR THESE REASONS, THE PARTIES AGREE THAT IF THIS PURCHASE AND SALE IS NOT CONSUMMATED BECAUSE OF BUYER'S DEFAULT, SELLER SHALL BE ENTITLED TO THE AMOUNT OF FIFTY THOUSAND AND NO/100THS DOLLARS ($50,000.00), AS LIQUIDATED DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. SELLER AGREES THAT THESE LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER MONETARY RELIEF OR OTHER REMEDY, INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, AND SHALL BE SELLER'S SOLE AND EXCLUSIVE RIGHT AND REMEDY. NOTHING CONTAINED HEREIN SHALL IN ANY MANNER LIMIT THE AMOUNT OF DAMAGES OBTAINABLE BY SELLER PURSUANT TO AN ACTION UNDER ANY HOLD HARMLESS, DEFENSE OR INDEMNIFICATION PROVISION HEREOF.

                       Seller _______    Buyer _______

      14. Waiver of Right to Record Lis Pendens. AS PARTIAL CONSIDERATION FOR SELLER ENTERING INTO THE AGREEMENT, BUYER EXPRESSLY WAIVES ANY RIGHT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE, PART II, TITLE 4.5 (SECTIONS 409-409.8) OR AT COMMON LAW OR OTHERWISE TO RECORD OR FILE A LIS PENDENS OR A NOTICE OF LAW OR OTHERWISE TO RECORD OR FILE A LIS PENDENS OR A NOTICE OF PENDENCY OF ACTION OR SIMILAR NOTICE AGAINST ALL OR ANY PORTION OF THE PROPERTY IN CONNECTION WITH ANY ALLEGED DEFAULT BY SELLER HEREUNDER. SUBJECT TO THE FOREGOING, BUYER FURTHER AGREES THAT AN ACTION FOR DAMAGES WOULD BE AN ADEQUATE REMEDY FOR BUYER IF SELLER WERE TO FAIL TO CONVEY TITLE TO THE PROPERTY TO BUYER IN DEFAULT OF SELLER'S OBLIGATIONS UNDER THIS AGREEMENT. ACCORDINGLY, BUYER HEREBY WAIVES ANY AND ALL RIGHTS WHICH BUYER OTHERWISE WOULD HAVE HAD TO SPECIFICALLY ENFORCE SELLER'S OBLIGATION TO CONVEY TITLE TO THE PROPERTY PURSUANT TO THIS AGREEMENT. BUYER AND SELLER HEREBY EVIDENCE THEIR SPECIFIC AGREEMENT TO THE TERMS OF THIS WAIVER BY PLACING THEIR INITIALS IN THE PLACE PROVIDED HEREINAFTER.

                       Seller _______    Buyer _______

      15.   Condemnation and Destruction.

            (a) Eminent Domain or Taking. If, prior to the Close of Escrow, any material portion of the Real Property or Improvements is taken by eminent domain or otherwise, Seller shall immediately notify Buyer of such fact. If such taking is "material," Buyer shall have the option, in its reasonable discretion, to terminate this Agreement upon written notice to Seller given not later than ten (10) days after receipt of Seller's notice. If this Agreement is terminated pursuant to this Section, the provisions of Section 6(c) shall govern. If Buyer does not exercise this option to terminate this Agreement, or if there has not been a material taking by eminent domain or otherwise to give rise to such option, neither party shall have the right to terminate this Agreement, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price. For the purpose hereof, "material" shall be deemed to be any diminution in the value of the Property as a result of a taking by eminent domain or otherwise which exceeds Fifty Thousand and No/100ths Dollars ($50,000.00), as determined by Seller using its good faith judgment.

            (b) Fire or Casualty. Prior to the Close of Escrow, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section. If, prior to the Close of Escrow, any part of the Improvements are damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller's notice. For purposes hereof, "material" shall be deemed to be any uninsured damage or destruction to the Property or any insured damage or destruction where the cost of repair or replacement is estimated to be Fifty Thousand Dollars ($50,000.00) or more or shall take more than ninety (90) days to repair, in Seller's good faith judgment; provided, however, in the case of uninsured damage or destruction, Seller may, at Seller's option, elect to repair such damage and destruction and keep this Agreement in full force and effect so long as such repair can be and is completed by Seller prior to the Close of Escrow. If this Agreement is so terminated, the provisions of Section 6(c) shall govern. If Buyer does not exercise this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement but Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction, and the parties shall proceed to the Close of Escrow pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price.

      16. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic facsimile and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, on the date of posting by the United States Post Office, or (iii) if given by electronic facsimile, when received by the other party.

TO BUYER:                 Financial Pacific Insurance Company
                          ___________________________
                          ___________________________
                          Telephone: ________________
                          Facsimile: ________________
                          Attention: ______________________________

TO SELLER:                Stanford Ranch I
                          Post Office Box 1200
                          3715 Atherton Road
                          Rocklin, California 95765
                          Telephone: (916) 965-7100
                          Facsimile: (916) 624-0741
                          Attention: Larry Kelley, President

WITH COPY TO:             Trainer - Robertson
                          701 University Avenue, Suite 200
                          Sacramento, California 95825-6708
                          Telephone: (916) 929-7000
                          Facsimile: (916) 929-7111
                          Attention: Jay Heckenlively, Esquire

TO ESCROW HOLDER:         Placer Title Company
                          ___________________________
                          ___________________________
                          Telephone: ________________
                          Facsimile: ________________
                          Attention: ______________________________

      Notice of change of address shall be given by written notice in the manner described in this Section.

      17. Brokers. There are no real estate brokers involved in the transaction described herein. If any additional claims for brokers' or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, hold harmless and defend Seller from and against such claims if they shall be based upon any statement, representation or agreement by Buyer, and Seller hereby agrees to indemnify, hold harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

      18. Exchange. The parties to this Agreement acknowledge that either party may desire to structure the sale and/or the purchase of the Property as an exchange for like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in order to defer recognition of income from the disposition of the Property and other properties. The parties agree to reasonably cooperate with each other to accomplish such exchanges and each party hereby agrees that any and all costs associated with said exchange shall be borne solely by the exchanging party and shall in no way be attributable to the non-exchanging party. In no event shall the non-exchanging party be required to take title to the exchanged property(ies) to effectuate the tax deferred exchange contemplated by this Section.

      19.   Miscellaneous.

            (a) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid, and shall be enforced to the fullest extent permitted by law.

            (b) Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

            (c) Survival of Representations. The indemnification, defense and hold harmless obligations, and the representations and warranties made by each party herein shall survive (1) the Close of Escrow and shall not merge into the Grant Deed and the recordation thereof, and (2) the termination and/or cancellation of this Agreement.

            (d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

            (e) Professional Fees. If either party commences an action against the other to interpret or enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses and court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. For the purpose of this Agreement, the terms "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without-limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The term "attorney" shall have the same meaning as the term "counsel."

            (f) Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, superseded, canceled or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and lawful assignees.

            (g) Assignment. Buyer may not assign its right, title or interest in this Agreement to any other party without the prior written consent of Seller, which determination may be withheld in Seller's sole and absolute discretion. Any attempted assignment without the prior written consent of Seller shall be void and be deemed a default of Buyer hereunder. Any permitted assignment shall not relieve the assigning party from any liability under this Agreement.

            (h) Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

            (i) Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties to create the relationship of principal and agent, a partnership, joint venture or any other association between Buyer and Seller.

            (j) Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs, sections, subparagraphs and subsections are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference.

            (k) Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

            (1) Possession of Property. Buyer shall be entitled to the possession of the Property immediately following the Close of Escrow.

            (m) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

            (n) Days of Week. If any date for performance herein falls on a Saturday, Sunday or holiday, as defined in Section 6700 of the California Government Code, the time for such performance shall be extended to 5:00 p.m. on the next business day.

            (o) Representation by Counsel. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against either Seller or Buyer based upon authorship of any of the provisions hereof. Seller and Buyer each hereby warrant, represent and certify to the other as follows: (a) that the contents of this Agreement have been completely and carefully read by the representing party and counsel for the representing party; (b) that the representing party has been separately represented by counsel and the representing party is satisfied with such representation; (c) that the representing party's counsel has advised the representing party of, and the representing party fully understands, the legal consequences of this Agreement; and (d) that no other person (whether a party to this Agreement or not) has made any threats, promises or representations of any kind whatsoever to induce the execution hereof, other than the performance of the terms and provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

BUYER:                                  SELLER:

FINANCIAL PACIFIC INSURANCE             STANFORD RANCH I, LLC
COMPANY, a California                   a Delaware limited liability
corporation                             company


By: [SIG]                               By: /s/ LARRY D. KELLEY
    ------------------------------          ------------------------------
                                            Larry D. Kelley
Its: President & CEO                    Its: President
     -----------------------------           -----------------------------

Date: June 18, 1996                     Date: June 18, 1996
      ----------------------------            ----------------------------

                                    EXHIBIT D
                         LEGAL DESCRIPTION OF PARCEL 11

                                    EXHIBIT E
                         LEGAL DESCRIPTION OF PARCEL 12


                                      -56-